LEASE OF OFFICE SPACE

     AGREEMENT OF LEASE, made as of this 5th day of October, 1994, between SC PROPERTIES, LLC, a _____________________ having its principal office at 70 CASCADE BOULEVARD, MILFORD, CT (the "Landlord"), and CARDIOPULMONARY CORPORATION, a corporation organized and existing under the laws of the State of Delaware having its principal at 200 CASCADE BOULEVARD, MILFORD, CT (the "Tenant").

                                   WITNESSETH:

1.   DEMISE OF PREMISES.

     1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord that space consisting of 6,942 rentable square feet ("Rentable Square Feet") contained in that certain building (the "Building"), as outlined in red on the plan attached hereto as Exhibit A (said outlined area being hereafter referred to as the "Demised Premises"), which Building is located on property known as 200 CASCADE BOULEVARD, MILFORD, Connecticut (the "Property"), all of which is a part of Northbrook Business Park (the "Park"), to commence on AUGUST 1, 1994 (the "Commencement Date") and to expire THREE (3) year(s) and 0 months from the Commencement Date (the "Expiration Date"), both dates inclusive (or until such term shall sooner cease and expire as hereinafter provided). The Commencement Date through the Expiration Date, or such earlier termination date in accordance herewith, shall hereinafter be referred to as the "Term". The above notwithstanding, if Landlord is unable to deliver possession of the Demised Premises to Tenant on the Commencement Date due to holding over or retention of the Demised Premises by prior tenants, or due to the fact that a certificate of occupancy or a temporary certificate of occupancy is not available for the Demised Premises on the Commencement Date, as applicable, or for any other reason beyond Landlord's control this Lease shall remain in full force and effect as to all terms and conditions, including the Expiration Date, except that the Commencement Date shall be deemed to be the date on which possession of the Demised Premises are delivered to Tenant, in accordance with written notice from Landlord to Tenant. In such event, so long as Tenant is not responsible for the delay in obtaining possession, rent shall be pro-rated to commence as of the date of delivery of possession to Tenant. If the last day of the term of this Lease, or any renewal thereof falls on a Saturday or Sunday this Lease shall expire at noon on the preceding Friday.

2.   USE OF PREMISES.

     Tenant convenience and agrees to use the Demised Premises IN ACCORDANCE WITH ANY USE THAT IS IN COMPLIANCE WITH ALL ZONING REGULATIONS UNDER THE CITY OF MILFORD and for no other purpose. No retail sales shall be conducted from Premises.

     2.1 LANDLORD'S WARRANTY. Landlord warrants that it owns the property and has the lawful right to lease the Leased Premises to Tenant; that they may be used for

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the purposes authorized by Paragraph 2 above, that Landlord will defend Tenant's right to quiet enjoyment of the Leased Premises from the claim of all persons during the lease term and any renewal thereof, and that Landlord's insurance policies are so rated as to provide for the uses by Tenant authorized in Paragraph 2 above.

3.   RENT.

     3.1 BASE RENT.

     a. Tenant shall pay rent to the Landlord in such amounts as specified in Paragraph 3.1(c) herein (the "Base Rent"). Tenant agrees to pay the Base Rent in lawful money of the United States, in equal monthly installments in advance on the first day of each month during the Term, at the office of Landlord, C/O SC PROPERTIES, LLC, PO BOX 3010, MILFORD, CT 06460 or such other place as Landlord may designate, without any set off or deduction whatsoever, except as may be provided for herein except that Tenant shall pay the first monthly installment of Base Rent and Additional Rent as set forth in Paragraph 3.2(a), on the execution hereof (unless this lease be a renewal), which payment shall be applied to the first month of the Term.

     b. In the event that the Commencement Date shall be on a day other than the first day of the month, then on the first day of the first full calendar month of the Term, Tenant shall pay to Landlord a pro-rated amount of the monthly installment of Base Rent adjusted for the proportionate fraction of the preceding month, from the Commencement Date to the end of such preceding month. The final monthly installment shall be adjusted for the proportionate fraction of thee whole month which is part of the Term.

     c. Annual Base Rates (in addition to all sums of additional rent due thereunder) shall be:

     1. For the first 1 year(s) of the Term, Forty-Three Thousand, Three Hundred Eighty-Seven and Fifty Cents ($43,387.50) per annum payable in monthly installments of Three Thousand, Six Hundred Fifteen DOLLARS and Sixth-Three Cents ($3,615.63) per month,

     2. For the next 1 year(s) of the term, Forty-Five Thousand, One Hundred Twenty-Three DOLLARS ($45,123) per annum payable in monthly installments of Three Thousand Seven Hundred Sixty DOLLARS and Twenty-Five CENTS ($3,760.25),

     3. For the next one year(s) of the Term, Forty Six Thousand, Eight Hundred Fifty-Eight DOLLARS and Fifty CENTS ($46,858.50) per annum payable in monthly installments of Three Thousand Nine Hundred and Four DOLLARS ($3,904) per month.

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     3.2 ADDITIONAL RENT. In addition to the payment of Base Rent in accordance with Paragraph 3.1 above, Tenant shall make the following payments to Landlord, which payments shall collectively hereafter be referred to as "Additional Rent". Notwithstanding anything to the contrary contained in this Lease, the Additional Rent to be paid by Tenant for the first year of the Lease, from August 1, 1994 through July 31, 1995 (the "Base Year") shall not exceed the sum of $2.66 per square foot per year ($18,465.72). During the second year (August 1, 1994-July 31,1995) and the third year (August 1, 1996-July 31, 1997) of this Lease, the Additional Rent to be paid by the Tenant shall not exceed the sum of $2.66 per square foot per year ($18,465.72), plus the increase in real estate taxes and snow plowing costs over the Base Year. The increases shall be calculated by subtracting the total amount of real estate taxes and snow plowing charges due and payable during the Base Year from the total amount of real estate taxes and snow plowing charges due and payable for the applicable year of the Lease. The product of the resulting sum and the Tenant's Proportionate Share shall be the amount due and payable by Tenant in the applicable Lease Year. As used herein, Tenant's Pro Rata Share shall mean 15.1% which percentage is computed based upon the number of Rentable Square Feet hereof divided by 46,000 square feet, which figure represents the total rentable square footage of the Building.

     a.  TAXES.

     (i) Beginning on September 1, 1995, Tenant shall pay to the Landlord, Tenant's Pro Rata Share of all increases in real estate taxes, municipal charges for sewer service and assessments, and each and every installment from the Base Year which shall or may during the second and third years of this Lease and any extension hereof be charged, levied, assessed, or become due and payable with respect to the Building and the Property. With respect to those increases in real estate taxes, municipal charges for sewer service and assessments from the Base Year which may be charged, levied or assessed with respect to the Park, said taxes and assessments shall be considered a Common Area Expense as defined in paragraph 3.2(c)(i) and the Landlord shall allocate a portion of such expense to the Property. Tenant shall pay to Landlord all increases in municipal real estate taxes and assessments in twelve equal monthly installments in advance along with the regular monthly Base Rent. The final monthly installment shall be adjusted for Tenant's period of occupancy if necessary. Tenant shall not be responsible for increases in real property taxes occurring after the base year which results from Landlord's improvements for another tenant or improvements to the Building if such improvements are solely decorative in nature unless same as required by this Lease Agreement.

     (ii) If, at any time during the Term, the methods of taxation prevailing at the Commencement Date shall be altered so that in lieu of, as a supplement to, or a substitute for the whole or any part of the real estate taxes or assessments now levied, assessed, or imposed on the Property, the Building, the Park or the Demised Premises, there shall be levied, assessed, or imposed (1) a tax, assessment, levy, imposition, or charge, wholly or partially as a capital levy or otherwise, on the rents received therefrom or (2) a tax, assessment, levy (including but not limited to any municipal,

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state, or federal levy), imposition, or charge measured by or based in whole or in part upon the Demised Premises and imposed upon the Landlord, or (3) a license fee measured by the rent payable under this Lease, then all such taxes, assessments, levies, impositions, and charges, or the part thereof so measured or based, shall be deemed to be include in the general real estate taxes and assessments payable by the Tenant pursuant to the terms of this Lease to the extent that such taxes, levies, impositions, and charges would be payable if the Demised Premises were the only property of the Landlord subject thereto, and the Tenant shall pay and discharge the same as herein provided in respect to the payment of general estate taxes and assessments. Tenant shall pay to Landlord all of such substitute real estate tax with the monthly Base Rent in advance in equal monthly installments throughout the term.

     (iii) Tenant agrees to pay to Landlord, Tenant's Pro Rata Share of the increases in the annual cost of real estate taxes evidenced by tax bills received by Landlord during the second and third years of this Lease.

     (iv) In the event Tenant effects any permanent improvements to the Demised Premises in accordance with Paragraph 9 below, Tenant agrees, on request, to furnish to the Landlord a list of the improvements made by Tenant to the Demised Premises, together with the cost thereof, and Tenant agrees to pay to Landlord, an amount equal to the taxes assessed on such permanent improvements computed on the basis of the cost of such improvements (as adjusted by the equalization of valuation used by such taxing authority) multiplied by the rate of taxation against real property for each such lease year, or other reasonable method designed by Landlord to fairly and reasonably reflect the actual taxes on such improvements. An improvement shall be deemed "permanent" for purposes of this paragraph unless such improvement shall be assessed against the Tenant by the taxing authority as personal property.

     (v) At Landlord's option, Landlord may at any time and from time to time, commence an action or proceeding (1) to reduce the real estate taxes, (2) for a refund of taxes and/or (3) for a reduction in taxes applicable to any tax year. In the event that any such action is successful in reducing the real estate taxes and if Landlord shall receive a refund for any tax year, Tenant shall be entitled to that portion of any refund applicable to the Demised Premises payment for which shall have been made by Tenant as Additional Rent (including interest, if any, paid on such refund by the taxing authorities), but not in excess of the amount of Additional Rent paid by Tenant for such tax year, after deducting from such refund and interest that portion (or all, as the case may be) of the cost and expenses (including experts' and attorneys' fees) of obtaining such refund attributable to such refund or reduction benefiting the Demised Premises; and Landlord shall be entitled to any remaining refund (including interest, if any paid on such refund by the taxing authorities), after deducting from such refund and interest that portion (or all, as the case may be) of the costs and expenses (including experts' and attorneys' fees) attributable to any such protest, action or proceeding referred to in this Paragraph 3.2(a)(ii) which results in a reduction in taxes (other than where Landlord receives a refund, from which such costs and expenses as Additional Rent, unless such protest, action or proceeding pertains solely to a reduction in taxes paid or

                                       -4-




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to be paid by Landlord, in which event Landlord shall be responsible for such costs and expenses.

     (vi) Tenant shall bear the sole responsibility for any and all personal property taxes which may be assessed, or become due and payable, together with all interest and penalties thereon, with respect to personal property at the Demised Premises.

     b.  INSURANCE.

     (i) Property Insurance: The Landlord shall at all times during the term of the Lease maintain at a minimum, standard fire and extended coverage insurance on a replacement cost basis covering the Building housing the Demised Premises; inclusive of rental insurance and any other insurance deemed necessary by Landlord.

     (ii) Public Liability Insurance: The Landlord shall obtain public liability insurance in a minimum amount of $2,000,000 covering the Demised Premises, the Building, the Property and the Park.

     (iii) Subject to the provisions of Article 3.2, Tenant shall pay to Landlord Tenant's Pro Rata Share of the cost of Insurance. Landlord shall provide Tenant with notice of the cost of said insurance policies. Tenant's Pro-Rata Share thereof shall be payable monthly, in advance, along with the regular monthly Base Rent.

     (iv) In the event the operations or activities of the Tenant shall in any manner result in an increase in the fire and/or liability insurance costs to Landlord, then Tenant alone shall be responsible for such increased costs.

     (v) The parties shall obtain from their respective insurance carriers waivers of subrogation against the other party, agents, employees and, as to the Tenant, invitees. Neither party shall be liable to the other for any loss or damage caused by fire or any of the risks enumerated in a standard fire insurance policy with an extended coverage endorsement if such insurance was obtainable at the time of such loss or damage.

     c.  COMMON AREAS.

     (i) Subject to the provisions of Paragraph 3.2, Tenant shall pay to the Landlord Tenant's Pro Rata Share of the cost of maintenance, repair and replacement of the common elements appurtenant to the Demised Premises, the Building, the Property, and the Park, including but not limited to the following: common lighting and lighting fixtures; common area electrical service, snow removal and sanding; trash removal (except trash removal from the Demised Premises which shall be a direct expense of Tenant); landscaped areas, road, parking areas and common driveways; sprinkler systems; all common utilities; HVAC maintenance and repair; management, administrative and legal costs; water for normal lavatory use; and other reasonable expenses paid in connection with the operation, repair, and maintenance of the

                                       -5-




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Building, the Property and the Park (the "Common Area Expenses"). With respect to those Common Area Expenses attributable to the Park, Landlord shall, fairly and reasonably allocate a portion of such expenses to the Building. Said allocation shall be binding upon the parties.

     (ii) Subject to the provisions of Paragraph 3.2, Tenant shall pay to Landlord such additional rent as required to be paid pursuant to this subparagraph (c), within thirty (30) days after Landlord's submission to Tenant of a bill therefore which bill statement shall be fully itemized, and shall include copies of supporting bill, Landlord shall have the right to bill Tenant hereunder upon the basis of reasonable estimates prepared by Landlord. Tenant agrees to pay to Landlord, together with the Base Rent, one-twelfth (1/12) of Tenant's Pro Rata Share of such estimates and if such actual costs shall be more than the amounts paid by Tenant to Landlord for such period, Tenant agrees to pay such deficiency to Landlord within thirty (30) days after receipt by Tenant of such statement, which bill statement shall be fully itemized and shall include copies of supporting bills. If the amount paid by Tenant for such preceding calendar year of the estimate annual costs shall be greater than such annual costs for such period, Landlord agrees to reimburse Tenant within thirty
(30) days for such excess. If this Lease shall terminate prior to an anniversary date of any year, then the annual costs payable by Tenant in the year of such termination shall be adjusted on the basis of the number of months of such calendar year in which this Lease shall be in effect.

     (iii) Every bill furnished by Landlord pursuant to Paragraph 3.2(c)(ii) hereof shall be conclusive and binding upon Tenant unless within thirty (30) days after the receipt of such statement Tenant shall notify Landlord in writing that it disputes the correctness of the statement is claimed to be incorrect. In the event such dispute shall not have been settled by agreement within thirty
(30) days after receipt by Landlord of such notice from Tenant, the dispute shall immediately be submitted to an independent certified public accountant chosen by Landlord and Tenant, or failing agreement as to such accountant, either party may request the Chairman of the Real Estate Section of the New Haven County Bar Association to choose such accountant, whose decision shall be made within twenty (20) days of such submission and whose decision shall be final and binding on the parties. The cost of such accountant shall be shared equally between the parties. Pending the determination of such dispute Tenant shall, within ten (10) days after receipt of such bill, pay Additional Rent in accordance with Landlord's bill, but such payment shall be without prejudice. If the dispute shall be determined in Tenant's favor, Landlord shall, within five
(5) days after notice of such determination, pay Tenant the amount of Tenant's overpayment of Common Area Expenses plus interest at Chase Manhattan Bank prime rate of interest from the date of the overpayment. Landlord shall promptly submit to Tenant copies of back-up documentation reasonably necessary to confirm Common Area Expenses and reasonably and specifically requested by Tenant.

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     d.  ADDITIONAL PAYMENTS.

         In addition to the above, and subject to the limitation contained in this Article 3.2, Tenant shall pay to Landlord as Additional Rent those amounts as set forth in Paragraphs 5.2, 8.3, 9(a), 13.2(d) and 19.5 of this Lease as applicable.

     3.3 LATE CHARGES. If Tenant shall fail to pay when within ten (10) days of due any installment or payment of Base Rent or Additional Rent, Tenant shall be required to pay a late charge of six percent (6%) of such late installment or payment. Such late charge is not a penalty but is intended to compensate Landlord for additional expenses incurred by Landlord in processing such late installment or payment. Nothing herein shall be intended to violate any applicable laws, codes or regulations, and in all instances all such changes shall be automatically reduced to any maximum applicable legal rate of charge. Such charge shall be imposed monthly for each late payment.

4.   TENANT'S OBLIGATION TO MAINTAIN AND REPAIR.

     Except as provided in Paragraph 6 below, Tenant shall be responsible for
(a) all of the maintenance, repair and replacement of the Demised Premises, including without limitation the exterior doors and windows, Loading Docks and all interior and exterior glass of the Demised Premises, (b) the repair or replacement of any damages caused by Tenant, its agents and employees, to any part of the Demised Premises, the Building or the Property. Tenant shall keep the Demised Premises free of refuse and rubbish, and shall return the Demised Premises to Landlord on the Expiration Date or such earlier termination of this Lease as provided herein (the "Termination Date"), in as good condition as received by Tenant, ordinary wear and tear and casualty excepted. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. All of Tenant's maintenance and repair shall be equal in quality to the original work and Tenant shall promptly pay the expense of such maintenance, repair or replacement. Tenant shall shire a cleaning service from a list of not less than three (3) services approved by Landlord to clean the Demised Premises and no other cleaning services other than those reasonably approved by Landlord shall be permitted.

         No articles shall be hung out of the Building or exposed or placed in the outside walls, doors of the Building or on trees, and no sign, awning, canopy shutter or antenna shall be affixed to or placed upon the exterior walls or doors, roof or any part thereof or exposed on or at any window.

5.   LANDLORD'S OBLIGATION TO MAINTAIN AND REPAIR.

     5.1 Landlord shall be responsible for all structural repairs and necessary repairs and replacements to the roof, foundation, the outside structure and the HVAC and all plumbing and mechanical systems of the Demised Premises at Landlord's expense. Landlord shall keep the Building and the common areas in good repair and condition.

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     5.2 Landlord shall repair and maintain any roads, parking areas and other common areas appurtenant to the Demised Premises, the Building, the Property and Park, and the cost thereof shall be a part of the Common Area Expenses and paid as set forth in Paragraph 3.2(c) hereof. However, if any such maintenance, repair or replacement is necessitated by the negligence or misconduct of Tenant, or Tenant's agent, Landlord shall effect said maintenance, repair or replacement at Tenant's cost and expense. In the event Tenant fails to pay therefor, such cost and expense shall be payable to Landlord as Additional Rent.

     5.3 Landlord, at its sole cost and expense, shall furnish and install signage for Tenant identification at the entrance to the Demised Premises and the rear of the Building. Said signage shall be of a size, color, style and type and at such location. Thereafter, said signage shall be maintained and repaired by Landlord as necessary during the Term and the expense for said maintenance and repair shall be a Common Area Expense. No other sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the exterior of the Demised Premises or the Building, or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises. In the event of the violation of the foregoing by Tenant, Landlord shall remove same without any liability to Tenant, and shall charge the cost incurred by such removal to Tenant.

     5.4 Except for the negligence or wrongful acts of the Landlord, its employees, agents or contractors, the Landlord shall not be under any responsibility or liability in any way for the quality, quantity, impairment, stoppage, interruption, or other interference with the service involving water, heat, gas, electric current for light and power, telephone, or any other services or utilities.

     5.5 Notwithstanding anything herein to the contrary, Landlord will not be responsible for the failure of the HVAC system servicing the Building or the Demised Premises to adequately service the Demised Premise if such failure results from the occupancy of the Demised Premises with more than an average of one person for each two hundred (200) square feet of the Leased Floor Space or if Tenant installs and operates machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds five (5) watts per square foot of the Lease Floor Space in any one room or other area.

6.   UTILITIES.

     6.1 Electrical energy and/or natural gas consumed by Tenant in the Demised Premises shall be separately metered and purchased by Tenant from the utility supplying electricity and/or natural gas to the Building. The electrical and/or natural gas meters shall be supplied by Landlord at Landlord's expense.

     6.2 Tenant convenience and agrees that at all time its use of electrical current shall not exceed the capacity of existing feeders to the Demised Premises or Building or the risers, conduits, or wiring installation in the Demised Premises, and Tenant shall

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not use any electrical equipment which, in Landlord's opinion reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the Building.

     6.3 The change at any time of the character of electric service shall in no way make Landlord liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain, except for the gross negligence or willful misconduct of the Landlord, in employees, agents or contractors.

     6.4 Water shall be supplied to the Demised Premises by Landlord and shall be a Common Area Expense. However, in the event Tenant uses water for other than ordinary lavatory purposes, Landlord reserves the right to meter the water and/or Tenant shall purchase same from the utility supplying water to the Building.

7.   RUBBISH STORAGE AND REMOVAL.

     7.1 RUBBISH STORAGE. No storage of trash shall be permitted in or outside the Demised Premises or the Building in such a manner as to permit the spread of fire or encouragement of vermin. No garbage cans or trash barrels shall be placed outside the Demised Premises. No accumulation of rubbish, debris or unsightly materials shall be permitted in the Park except in designated trash storage containers.

     7.2 RUBBISH REMOVAL. Rubbish container locations shall be designated by the Landlord. Pickup will be from those locations only and shall be arranged for by Landlord and the cost thereof shall be a Common Area Expense. Tenant shall be responsible for removal of rubbish from the Demised Premises to the pickup locations. Rubbish is to be deposited within that location and the area is to be kept neat, clean and free of debris. Long term storage of rubbish in the Demised Premises is forbidden.

8.   PARKING.

     8.1 Tenant shall, at no additional rent, be entitled to parking for 24 passenger vehicles in the uncovered parking lot adjacent to the Building; provided, however, that twenty (20) of said parking spaces are unassigned and Tenant's rights to said parking spaces are in common with other tenants of the Building, and four (4) spaces are assigned to Tenant and marked for Tenant's visitors. Said parking spaces shall be used in accordance with the Rules and Regulations, as defined below. Tenant shall require its employees and invitees to park their vehicles only in common parking spaces in said lot designated by Landlord. Parking shall be on a "first come, first served" basis. Landlord reserves the right at all times to designate common or assigned parking spaces. Tenant, its employees and invitees, shall not at any time park any trucks or delivery vehicles in any of the parking areas not so designated.

     8.2 Except for the negligence or wrongful acts of the Landlord, its employees, agents or contractors, all parking spaces and any other parking areas, roadways, and driveways used by Tenant, its personnel and visitors will be at their own risk, and

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Landlord shall not be liable for any injury to person or property, or for loss or damage to any vehicle or its contents or any injury to any person resulting from theft, collision, vandalism or any other cause whatsoever. Landlord shall have no obligation whatsoever to provide a guard or any other personnel or device to patrol, monitor, guard or secure any parking area; if Landlord does so provide it shall be solely for Landlord's convenience, and Landlord shall in no way whatsoever be liable for any acts or omissions of such personnel or device in failing to prevent any such theft, vandalism or loss or damage by other cause, except for the negligence or wrongful acts of the Landlord, its employees, agents or contractors.

     8.3 There shall be no overnight parking except in that portion, if any, of the parking area designated by Landlord for overnight parking ("Overnight Parking Area"), and Tenant shall, and shall cause its employees and invitees to, remove their vehicles from the parking area except the Overnight Parking Area at the end of the working day. If any automobile owned by Tenant or by its employees or invitees remains in the Parking Area overnight, except in the Overnight Parking Area, and the same interferes with the cleaning or maintenance of said area (snow or otherwise), any cost or liabilities incurred by Landlord in removing said vehicle to effectuate cleaning or maintenance, or any damages resulting to said vehicle or to Landlord's equipment or equipment owned by others by reason of the presence or of removal of said vehicle during such cleaning or maintenance shall be paid by Tenant to Landlord, as Additional Rent on the rent payment date next following the submission of a bill therefor.

     8.4 Vehicles may not be parked in such manner as to consume more than one space, block access to parking spaces, fire hydrants, sidewalks running perpendicular to drives, pedestrian crossing areas, designated fire lanes, or clear two lane passage by vehicles on roads and drives. Vehicles in violation will be towed after reasonable efforts to contact the person to whom the vehicle is registered. In addition, a $25.00 per day fine may be levied against the person to whom the vehicle is registered.

9.   TENANT ALTERATIONS.

     Tenant may not make any alterations, installations, changes, additions or improvements to the Demised Premises (collectively the "Improvements") without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any Improvements as Landlord consents to shall be subject to and conditional upon the following:

     a. Tenant shall provide to Landlord such plans of and specifications prepared by a licensed architect or engineer for the Improvements which plans and specifications shall be approved also, at Tenant's sole cost and expense, by all applicable governmental authorities which have jurisdiction over the Improvements and/or the Demised Premises. With respect to any such Improvement which is not performed by Landlord, Tenant shall pay to Landlord as Additional Rent upon demand ten percent (10%) of the cost of such improvement for Landlord's supervision, indirect costs and the coordination of the work performed.

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     b. All Improvements shall be con-structural and shall not affect utility service, plumbing or electrical lines in or to the interior of the Demised Premises or to any part of the Building or Property.

     c. Tenant shall only utilize duly licensed contractors and other related personnel to perform the Improvements and shall cause such contractors and subcontractors to carry worker's compensation, general liability and personal and property damage insurance.

     d. The Improvements shall be performed in a first class, workmanlike manner and shall not weaken nor impair the structural strength nor lessen the value of the Demised Premises or of the Building.

     e. Tenant shall, at its own cost and expense, obtain all permits, approvals, licenses and certificates required by any governmental or quasi-governmental agencies, with respect to the Improvements, including without limitation final certificates of occupancy and shall deliver promptly duplicates of all such approvals to Landlord.

     f. At the Expiration Date, or at the end of the Term, the Improvements and partitions, except movable trade fixtures, shall become the property of the Landlord. Tenant shall repair, at its own expense, all damage resulting from the removal of its movable furniture which are not affixed to the Demised Premises.

     g. Landlord, at its option, may require Tenant to remove any Improvement. In such event, Tenant shall remain liable to restore and repair the Demised Premises to its former condition prior to the installation of the Improvements. In the event Tenant fails to restore and repair the Demised Premises to its former condition prior to the installation of the Improvements, Landlord shall have the right to perform such restorative and repair work at Tenant's cost.

     h. Tenant shall furnish Landlord with waivers of Mechanics' Liens and other reasonable security to insure Landlord or its mortgagee that all work performed and material supplied have been paid and all construction will comply with provisions of this Lease.

10.  TENANT'S ACCEPTANCE OF DEMISED PREMISES.

     On the Commencement Date, which Date shall not be before issuance of a Certificate of Occupancy or Temporary Certificate of Occupancy is available for the Demised Premises, Landlord and Tenant shall execute an agreement acknowledging the Commencement Date, and execution thereof shall be conclusive evidence that Tenant has inspected the Demised Premises and the Building and accepts them as is, except for the latent defects which are not determinable at the time of the inspection and which may appear during the period beginning on the Commencement Date and ending nine (9) months thereafter. It is agreed that on the Commencement Date the Demised Premises shall be substantially complete so as to allow reasonable conduct of Tenant's business. In any event, Landlord makes no representation as to the condition of the Demised Premises and Tenant agrees to accept the same subject to violations, whether or not of record. Tenant agrees that the taking of possession is conclusive evidence that the Demised Premises and the Building area in good and satisfactory condition. Tenant agrees that Landlord has made no representation or promises with respect to the Demised Premises, the Building or the Property except as specifically set forth herein. This Lease may only be modified or amended in writing signed by the parties hereof.

11.  TENANT'S COVENANTS.

     11.1 COMPLIANCE WITH LAWS. Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders, rules and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of any body which shall impose any violation, order or duty upon Tenant with respect to the Demised Premises arising out of Tenant's use or manner of use thereof. Tenant shall provide Landlord immediately with any and all notices, violations, orders or the like which it receives with respect to the Demised Premises or the Building. Tenant may, after securing Landlord's written consent and providing Landlord with adequate security, to Landlord's satisfaction to protect Landlord against all damages, interest, penalties and expenses, including, but not limited to reasonable attorneys' fees, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Landlord may be obligated, or cause the Demised Premises or any part thereof to be condemned or vacated. Notwithstanding anything herein to the contrary, and without by way of limitation, Tenant shall comply with all environmental laws, rules and regulations, and, to the extent of any violation thereof by Tenant, Landlord shall have, at its sole option, the right to immediately terminate this Lease by ten (10) days' written notice to Tenant, notwithstanding any provision set forth at Paragraph 20. Tenant shall indemnify Landlord and hold it harmless from any and all liabilities, obligations, or claim arising out of Tenant's failure to comply with this provision.

     11.2 FIRE INSURANCE RATES. Tenant shall not keep any hazardous, or flammable material in nor about the Demised Premises except as now or hereafter specifically permitted by the Fire Department or authority having jurisdiction, and then only in such quantity so as not to increase the rate for fire or liability insurance applicable to the Demised Property or the Building, nor use the Demised Premises in a manner which will increase the insurance rate for the Building or any portion thereof over that in effect prior to the Commencement Date. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this paragraph.

     11.3 FLOOR LOADS. Tenant shall not place a live load upon any floor of the Demised Premises exceeding one hundred fifty (15) pounds per square foot area. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance.

     11.4 OBLIGATIONS RE USE OF DEMISED PREMISES. Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way (i) violate any of the provisions of any grant, lease or mortgage to which this Lease is subordinate, (ii) cause or in Landlord's reasonable opinion, be likely to cause physical damage to the Demised Premises or the Building or any part thereof, (iii) constitute a public or private nuisance, (iv) impair in the reasonable opinion of the Landlord the appearance, character or reputation of the Building, (v) result in members of the general public loitering in, on or about the Building or the Property, (vi) discharge objectionable fumes, vapors, or odors into the Building HVAC system or into Building flues or vents not designated to receive them or otherwise in such manner as may unreasonably offend other occupants, (vii) impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Demised Premises or impair or interfere with the use of any of the other areas of the Building or the Property by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building, or (viii) cause Tenant to default in any of its other obligations under this Lease.

12.  SUBORDINATION.

     This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the Property and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or Property. In confirmation of such subordination, Tenant shall execute promptly any document that Landlord may request. Landlord shall obtain a Non-Disturbance agreement for Tenant from Landlord's current lender, The Chase Manhattan Bank, NA; Landlord shall make all reasonable and diligent effort to obtain a Non-Disturbance Agreement for Tenant from all future lenders.

13.  PROPERTY LOSS, DAMAGE, REIMBURSEMENT, INDEMNITY.

     13.1 LIMITATION OF LANDLORD'S LIABILITY. Landlord or its agents shall not be liable for any damage to property of Tenant nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any abuse of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees and not otherwise covered by insurance as required herein. The Landlord shall further not be responsible for the loss of or damage to property (including property of the Tenant) or injury to persons occurring in or about or appurtenant to the Demised Premises (or any of the Property including all common areas and all parking areas), by reason of any existing condition, defect, matter or thing in said Demised Premises or the Property nor for the acts, omissions or negligence of any other persons or tenants which may occur in or about the said Property.

     13.2 TENANT'S INSURANCE.

     a. Tenant shall at Tenant's sole cost and expense at all times during the term of the Lease maintain standard fire and extended coverage insurance on a replacement cost basis covering Tenant's personal property inclusive of any Tenant's improvements and betterments to the Demised Premises. Notwithstanding the foregoing, Tenant may self-insure such risk provided that there shall be no material adverse change in Tenant's financial condition after the date hereof and further provided that Tenant shall not be in default with respect to the terms and conditions of this Lease.

     b. The Tenant shall, at Tenant's sole cost and expense, obtain public liability insurance to protect both the Landlord and the Tenant against any liability for damages or injuries to persons or property incident to the use or resulting from any accident in or about the Demised Premises and the Building in a minimum amount of $2,000,000 on a form of coverage acceptable to Landlord.

     c. Tenant shall provide a Certificate of Insurance evidencing the above required fire insurance, liability insurance and in addition, Worker's Compensation insurance, to Landlord on a timely basis. The Tenant shall obtain a written obligation on the part of the insurance carriers to notify the Landlord in writing at least ten (10) days prior to the cancellation of any said insurance policies.

     d. In the event Tenant shall fail to procure and place any such insurance, the Landlord may, but shall not be obligated to, procure and place same, in which event the amount of the premium paid shall be refunded by Tenant to Landlord, upon demand and shall in each instance be collectible on the first day of the month or any subsequent month following the date of payment by Landlord, in the same manner as though said sums were Additional Rent reserved hereunder. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant's default.

14.  DESTRUCTION, FIRE AND OTHER CASUALTY.

     14.1 NOTICE. If the demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect at Landlord's option as hereinafter set forth. Landlord shall determine in its sole discretion whether the Demised Premises are partially or totally damaged or rendered unusable and whether Landlord elects to repair or restore same.

     14.2 PARTIAL DAMAGE. If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the date following the casualty according to the part of the Demised Premises which is usable.

     The damage to all of Tenant's fixtures, equipment, improvements and other personal property installed by Tenant shall be promptly repaired by and at Tenant's expense. The Rent, until such repairs required to be made by Landlord shall be completed, shall be apportioned according to according to the part of the Demised Premises which is used by Tenant.

     14.3 TOTAL DAMAGE. If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty, and the Landlord elects to restore same, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided. If the Demised Premises are totally damaged or wholly unusable and the Landlord elects not to restore same, then, Landlord may elect to terminate this Lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, specifying a date for the expiration of the Lease, which date shall not be more than sixty (60) days after giving of such notice, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises. Nothing herein however shall prejudice Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent or other monies owing by Tenant shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make repairs and restorations under the conditions of
13.1 and 13.2 hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the Demised Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after the Premises are substantially ready for Tenant's occupancy.

15.  EMINENT DOMAIN.

     If the whole or any part of the Demised Premises shall be acquired or condemned by Eminent Domain for any public or quasi-public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and hereby assigns to Landlord Tenant's entire interest in any such award; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business or depreciation to, damage to, or cost of removal of, or for the value of stock, trade fixtures, furniture, or other personal property, belonging to Tenant; provided, however, that no such claim shall adversely affect the Landlord's award.

16.  ASSIGNMENT, MORTGAGE, ETC.

     16.1 Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor sublet, or suffer or permit the Demised Premises or any part thereof to be used by others without the consent of Landlord, which consent shall not be unreasonably withheld or delayed.

     Notwithstanding anything to the contrary contained in this Lease, Landlord agrees that Tenant may assign this Lease or sublet or share all or any portion of the Demised Premises to an "affiliated corporation" (as hereinafter defined), or a corporation or other entity into or with which Tenant is merged or consolidated or to which Tenant is sold, or with an entity to which substantially all of Tenant's assets are transferred, provided such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purposes of transferring the leasehold estate created hereby. Such transfers shall be permitted under this Lease without the consent of the Landlord as required under this Article 16.1.

     For purposes of this Article 16.1 an affiliated corporation means (i) a corporation controlled by, controlling or under common control with Tenant or
(ii) a partnership or joint venture in which Tenant or an affiliated corporation is a general partner.

     16.2 Tenant shall give written notice to Landlord immediately upon its intent to assign or sublet, thereafter Tenant shall give written notice to Landlord at least one hundred twenty (120) days prior to affecting any proposed assignment or sublet (the "Notice"). Said Notice shall contain the name and address of the proposed assignee or subtenant, the terms and conditions of the proposed assignment or sublease, and the nature of the business to be conducted on the Demised Premises.

     The provisions of this Paragraph 16.2 shall apply to each such proposed subletting, none of which shall be effective until all of the foregoing shall have been complied with. Notwithstanding any subletting, Tenant and any future sublessor shall remain liable for the full performance of all the terms and conditions of this Lease on the part of the Tenant to be performed.

     Landlord's failure to give Tenant consent to the proposed sublet within fifteen (15) days of the receipt of the Sublet Notice shall be deemed to be refusal to give said consent. The consent by Landlord of a subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further subletting.

17.  ACCESS TO PREMISES.

     17.1 Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the Demised Premises, the Building or the Property or which Landlord may elect to perform as may be necessary for the safety and preservation thereof, or for any other reasonable purpose. Landlord or Landlord's agents shall have the right to enter the Demised Premises during normal business hours to show the Demised Premises to prospective tenants during the six (6) months preceding the Expiration Date.

     17.2 Landlord reserves all necessary rights to enter onto and over the Demised Premises to repair or maintain any installations sewer, water, electric and other utility services, or for any other purpose in any way related to or arising out of the construction by Landlord of any improvements or buildings on the Property. Landlord shall exercise this right in such a way so as to minimize interference with Tenant's use of the Demised Premises; however, Tenant shall not be entitled to any adjustment in rent if Landlord's reasonable exercise of this interferes with Tenant's use of the Demised Premises.

     17.3 The Landlord, the manager or its designated agent, shall retain a pass key and/or access code for electronic entry devices to the Demised Premises and the Building for use in emergency situations only. Tenant shall not alter any lock or install a new lock on any door of the Demised Premises or the Building without immediately providing the Landlord, the manager or its agent, with a key and/or access code therefor. Tenant shall, upon the termination of its tenancy, restore to Landlord all keys, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost therefor. The Demised Premises may have closets, safes or vaults not exceeding 50 cubic feet in capacity which can be locked without access.

18.  BANKRUPTCY.

     18.1 If at any time during the Term the Tenant shall make any assignment for the benefit of creditors, file bankruptcy proceedings or have a bankruptcy proceeding files against it (which Tenant does not have dismissed within forty-five [45] days from the date of filing), or if a receiver shall be appointed for the Tenant, then the Landlord may, at its option, terminate this Lease, the exercise of such option to be evidenced by notice to that effect served upon the assignee, receiver, trustee or other person in charge of the liquidation of the property of the Tenant or the Tenant's estate, but such termination shall not release or discharge any payment of Base Rent and Additional Rent or other amounts payable hereunder and then accrued, or any liability then accrued by Tenant or the Tenant's legal representatives, pursuant to this Lease.

     18.2 In the event of the termination of this Lease pursuant to 18.1 above, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term and the fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of Base Rent and Additional Rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the Demised Premises or any part thereof be relet by the Landlord for the unexpired term of the Lease, or any part thereof, before presentation of proof of such liquidated damages to any court or adjudicator, the amount of rent reserved upon such relating shall be deemed to be fair and reasonable rental value for the part or the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

19.  DEFAULT; REMEDIES.

     19.1 If Tenant (a) defaults in making any payment of Base Rent due hereunder within seven (7) calendar days of its due date, or defaults in making any payment of Additional Rent due hereunder within fifteen (15) days of its due date, and if either such default continues for five (5) days after notice of said default from Landlord; or (b) defaults in the performance of any non-monetary obligation or covenant contained herein and said default continues for thirty (30) days after notice of said default from Landlord; provided, however, if said default is not subject to cure within said thirty day period, no Event of Default pursuant hereto shall be claimed so long as Tenant is diligently pursuing said cure, but in no event shall said default continue for more than sixty (60) days following said notice; or (c) if the Demised Premises become deserted; or (d) if any execution or attachment shall be issued against Tenant or any of Tenant's property and the Demised Premises shall be taken or occupied by someone other than Tenant; or (e) if this Lease be rejected under $ 235 of Title 11 of the US Code (Bankruptcy Code); or (f) if Tenant shall fail to move into or take possession of the Demised Premises within fifteen (15) days after the Commencement Date (any of the above being an "Event of Default") then, in any one or more of such Events of Default, Landlord may serve a written three
(3) days' notice of cancellation of this Lease upon Tenant, and upon the expiration of said three (3) days this Lease and the Term shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and Tenant shall then quit and surrender the Demised Premises to the Landlord but Tenant shall remain liable as hereinafter provided.

     19.2 Upon the occurrence of any Event of Default Landlord may without notice, reenter the Demised Premises either by force or otherwise and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the Demised Premises and remove its effects and hold the Demised Premises as if this Lease had not been made.

     19.3 In case of any Event of Default, (a) Tenant shall be obligated to pay all rent and monies in accordance with the terms and conditions of this Lease;
(b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent or charge a higher rental than in this Lease; and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's convenience herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may reasonably incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the Demised Premises in good order or for preparing the same for re-letting. In no event shall Tenant be entitled to receive any excess, if any, of such net rents collected in the event of a sublet over the sums payable by Tenant to Landlord hereunder. Tenant hereby waives any notice to quit which may be required by statute or otherwise prior to the commencement of an action to obtain possession of the Demised Premises by summary proceeding or otherwise.

     19.4 In the event of an Event of Default or threatened Event of Default by Tenant, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not herein provided. Reference in this Lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity.

     19.5 If Tenant shall default in the observance or performance of any term or covenant contained herein Landlord may at its sole discretion after reasonable notice to Tenant perform the obligation of Tenant thereunder. No notice shall be required for emergency repairs or actions undertaken by Landlord. In the event that Landlord makes any expenditures or incurs any obligations for the payment of money hereunder including but not limited to attorney's fees in instituting, prosecuting or defending any action or proceeding then Tenant will reimburse Landlord for such sums so paid or obligations incurred with interest and costs. If Tenant requests Landlord to review or execute documents (including without limitation, any sublease or occupying documents) in connection then Tenant shall reimburse Landlord, as Additional Rent, for the expense of attorneys' fees and disbursements thereby incurred by Landlord, so far as the same are reasonable. The foregoing expenses incurred by reason of Tenant's default or otherwise shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

20.  LANDLORD'S CONTROL RE BUILDING.

     Landlord shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, stairs, or other public parts of the Building and to change the name, number or designation by which the Building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or other tenants making any repairs in the Building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Landlord by reason of Landlord's imposition of such controls of the manner of access to the Building by Tenant's invitees as the Landlord may deem necessary for the security of the Building and its occupants.

21.  QUIET ENJOYMENT.

     Landlord convenience and agrees with Tenant that upon Tenant paying the Base Rent and Additional Rent and observing and performing all other terms, convenience and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises subject, nevertheless, to the terms and conditions of this Lease. Landlord will hold Tenant harmless from any claim disputing Landlord's right or authority to enter into this Lease including without limitation, any claims as to Landlord's ownership of the Property.

22.  NO WAIVER.

     The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or of any of the Rules or Regulations, set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. Landlord's receipt of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of Landlord's rights pursuant to the other terms of this lease unless such waiver be in writing and signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of the Demised Premises prior to the termination of the Lease and the delivery of keys to any such agent or employee shall not operate as a termination of the Lease or a surrender of the Demised Premises.

23.  INABILITY TO PERFORM.

     This Lease and the obligation of Tenant to pay rent and perform all of the other convenience and agreements hereunder shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment of fixtures if Landlord is prevent or delayed from so doing by reason of strike or labor troubles or any other cause including, but not limited to, government preemption in order or regulation of any department or subdivision thereof any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

24.  BROKER.

     Tenant represents that the only broker with whom it dealt or who was instrumental in connection with this Lease is CB COMMERCIAL REAL ESTATE GROUP, INC., and based thereupon Landlord agrees to pay a brokerage commission in accordance with a separate agreement between Landlord and said broker. Tenant agrees to and hereby does indemnify and hold Landlord harmless from and against all cost, expenses (including attorneys' fees and disbursements), losses and liabilities incurred by Landlord in connection with any such claim with respect to any broker other than as specifically provided herein.

25.  ESTOPPEL CERTIFICATE.

     Tenant shall at its own cost and expense, upon not less than ten (10) days prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing addressed to Landlord or such other party as Landlord may designate, setting forth the Commencement Date, the Expiration Date, the Base Rent, current payments of Additional Rent and certifying (a) that this Lease is unmodified and in full force and effect (or if there has been any modification, that the same is in full force and effect as modified and stating the modification), (b) the dates to which the Base Rent and Additional Rent have been paid in advance, if any, (c) whether or not to Tenant's knowledge Landlord is in default in performance of any of its obligations under this Lease and, if so, specifying each such default of this Tenant may have knowledge, (d) whether Tenant has accepted possession of the Demised Premises, (e) whether Tenant has made any claim against the Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (f) whether there exists any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and, if so, specifying the same and (g) such further information with respect to this Lease or the Demised Premises as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto shall be binding upon Tenant, and may be relied upon by any prospective purchaser from Landlord, by any mortgagee or prospective mortgagees thereof, by and lessor or prospective lessor thereof, or by any prospective assignee of any mortgage thereof.

26.  HOLDOVER.

     26.1 Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss, cost, liability, claim, damage, fine, penalty, and expense, including attorneys' fees and disbursements, resulting from delay by Tenant in surrendering the Demised Premises upon the Termination Date, said indemnification and hold harmless to attached to any claims made by any succeeding tenant or prospective tenant founded upon such delay.

     26.2 Landlord will attempt to accommodate an extension of this Lease of up to four (4) months after the scheduled Termination Date on reasonable terms if no other tenant is requiring delivery of the Demised Premises. However, notwithstanding the foregoing, in the event Tenant remains in possession of the Demised Premises after the Termination Date without the execution of a new Lease or short-term extension, at the option of Landlord, shall be deemed to be occupying the Demised Premises as a tenant from month to month, at a monthly rental equal to two times the Base Rent and Additional Rent payable during the last month of the Term, subject to all of the other terms and conditions of this Lease insofar as the same are applicable to a month-to-month tenancy.

27.  MORTGAGES.

     27.1 If, in connection with obtaining, continuing or renewing financing for which the Building, Property, leasehold or any interest therein represents collateral in whole or in part, a banking, insurance or other lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant shall forthwith consent thereto provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect to a material degree the Tenant's leasehold interest hereby created.

     27.2 Tenant agrees to give any mortgagees by registered or certified mail, return receipt requested, a copy of any notice of default served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

28.  RULES AND REGULATIONS.

     Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations as set forth on Exhibit C, attached hereto and made a part hereof, and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such reasonable manner as Landlord may elect. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licenses.

29.  MISCELLANEOUS.

     29.1 BINDING NATURE. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord, Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

     29.2 APPLICABLE LAW. This Lease shall be construed and enforced in accordance with the laws of the State of Connecticut.

     29.3 NONRECOURSE. Tenant shall look solely to the estate and interest of Landlord, it successors and assigns, in the Property for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord (or if Landlord is a partnership of any partner of Landlord) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises.

     29.4 NO RECORDATION. Tenant expressly warrants and represents that it will not record this Lease, but Landlord will, upon Tenant's request and at Tenant's sole cost and expense, execute a Notice of Lease (setting forth only the minimum requirements necessary for recording) which Tenant may record.

     29.5 SEPARABILITY. If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby.

     29.6 CAPTIONS. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provisions thereof.

     29.7 NOTICE PROVISION. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered by hand or mailed, certified or registered mail, with postage prepaid:

         a.   If to the Tenant, to:

              Dr. James W. Biondi
              Cardiopulmonary Corp.
              200 Cascade
              Milford, CT  06460

              With a copy to:

              Mimi M. Lines, Esq.
              Robinson & Cole
              One Commercial Plaza
              Hartford, CT  06103-3597

or to such other person or address as Tenant shall furnish Owner in writing.

         b.   If to Landlord, to:

              Controller
              P.O. Box 3010
              Milford, CT  06460

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     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first written above.

Signed in the presence of:                    (Landlord)
                                              SC Properties LLC

/s/                                           By:/s/
- ----------------------------------               -------------------------------


- ----------------------------------

                                              (Tenant)
                                              Cardiopulmonary Corporation

/s/                                           By:/s/JAMES W. BIONDI, M.D.
- ----------------------------------               -------------------------------


- ----------------------------------


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